UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2025

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41575	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 894-1853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC *

*Trading of the registrant’s common stock on Nasdaq was suspended on June 20, 2025. The registrant’s common stock is currently quoted on the OTCID Market operated by OTC Markets Group Inc. under the symbol “LIPO.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Press Release

On September 18, 2025, Lipella Pharmaceuticals Inc. (the “Company”) issued a press release announcing positive final results from its completed Phase 2a multicenter, dose-ranging study evaluating LP-10, a proprietary liposomal tacrolimus oral rinse, in patients with symptomatic oral lichen planus (“OLP”). A copy of the press release is attached hereto as Exhibit 99.1.

Corporate Presentation

The Company updated its presentation used by management to describe its business. A copy of the presentation is attached hereto as Exhibit 99.2.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On September 18, 2025, the Company announced positive final results from its completed Phase 2a multicenter, dose-ranging study evaluating LP-10, a proprietary liposomal tacrolimus oral rinse, in patients with symptomatic OLP. The study met its primary safety endpoint and achieved statistically significant improvements across all efficacy measures at the 4-week timepoint. These results support LP-10’s potential to become the first FDA-approved therapy for OLP, a chronic inflammatory condition that affects an estimated 6 million Americans, with no approved treatment options.

The Phase 2a study was a multicenter, dose-ranging trial conducted at five leading U.S. clinical sites. Twenty-seven adults with biopsy-confirmed symptomatic OLP were sequentially enrolled into three dose cohorts. Patients used a 3-minute LP-10 oral rinse twice daily for 4 weeks, followed by a 2-week safety follow-up. The study population was representative of typical OLP patients: 81.5% were female, the median age was 62 years, and disease duration ranged from 1 to 28 years. All participants had previously failed standard therapies, including topical corticosteroids.

All 27 patients completed the full four-week treatment course, and no serious adverse events were reported. Systemic exposure was minimal, with 76% of tacrolimus blood measurements below detection limits (<1.0 ng/mL). Treatment-related adverse events were mild to moderate, with dry mouth being the most common, occurring in 18.5% of patients.

All three dose groups (0.25 mg, 0.5 mg, and 1.0 mg) demonstrated statistically significant improvements at Week 4 (all p<0.05) on secondary efficacy endpoints. Investigator Global Assessment scores showed clear reductions in ulceration and erythema, pain and sensitivity improved significantly with patients reporting meaningful reductions on numerical rating scales, and patient-reported symptoms, measured by the OLP Symptom Severity Measure (OLPSSM), showed meaningful improvement in overall symptom burden. Sustained efficacy was observed, with all patients maintaining clinical benefit and no evidence of worsening through the two-week follow-up.

Based on these results, the Company is advancing LP-10 into late-stage development, including preparation of a Phase 2b protocol incorporating FDA feedback, scaling manufacturing to support larger clinical trials, and exploring strategic partnerships and collaborations.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 18, 2025
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2025	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer